Exhibit 10.3
[FORM OF] RESTRICTED STOCK AGREEMENT
IOWA TELECOMMUNICATIONS SERVICES, INC.
2005 STOCK INCENTIVE PLAN
     THIS AGREEMENT, made effective as of this ___day of                     , 20___, by and between Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”), and                                          (“Participant”).
WITNESSETH:
     WHEREAS, Participant on the date hereof is an employee, officer, consultant, advisor or director providing services to the Company or an Affiliate (as defined in the Plan) of the Company; and
     WHEREAS, the Company wishes to grant a restricted stock award to Participant for shares of the Company’s Common Stock pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Company has authorized the grant of a restricted stock award to Participant;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
     1. Grant of Restricted Stock Award. The Company hereby grants to Participant on the date set forth above a restricted stock award (the “Award”) for _________ (                    ) shares of Common Stock on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 4(c) of the Plan. The Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but Participant shall not have any other rights as a shareholder with respect to such shares.
     2. Vesting of Restricted Stock.
          (a) The shares of Stock subject to this Award shall remain forfeitable until the risks of forfeiture lapse according to the following vesting schedule:

Cumulative Percentage
Vesting Date	of Shares Vested

Except as expressly provided in subsection (b) below, if Participant’s employment or other relationship with the Company or any Affiliate ceases at any time prior to a Vesting Date for any reason, including Participant’s voluntary resignation or retirement or termination by the Company or such Affiliate with or without cause, Participant shall immediately forfeit all shares of Stock subject to this Award which have not yet vested and for which the risks of forfeiture have not lapsed.
     (b) Notwithstanding subsection (a) above, if Participant’s employment or other relationship with the Company or any Affiliate ceases or is terminated under any of the following circumstances:
•	by the Company without “Cause” within twelve (12) months after a “Change of Control” of the Company; or

•	by Participant for “Good Reason” within twelve (12) months after a “Change of Control” of the Company; or
then, upon such cessation or termination of Participant’s employment or other relationship with the Company or such Affiliate, the risk of forfeiture shall lapse with respect to all shares of Stock subject to this Award and all such shares shall become vested.
     For purposes of this Section 2, the terms “Cause”, “Good Reason”, Disability” and “Change of Control” shall have the following meanings:
     “Cause” for the termination of Participant’s employment or other relationship with the Company or any Affiliate shall mean the occurrence of any of the following events and, with respect to clause (iii) and (iv) below, Participant’s failure to cure such event within 30 days after notice thereof from the Company:
(i)	a conviction of Participant of, or a guilty or nolo contendere plea by Participant with respect to, any crime punishable as a felony or involving moral turpitude, or any bar against Participant from serving as a director, officer or employee of any publicly-traded company;

(ii)	any act of dishonesty either involving Participant’s employment or other services to the Company or its Affiliate which is harmful to the Company or any Affiliate or to employees of the Company or any Affiliate;

(iii)	any failure of Participant to materially comply with any agreement between Participant and the Company regarding the provision of such services by Participant; or

(iv)	any act or omission on the part of Participant which is clearly and materially harmful to the reputation or business of the Company, including, but not limited to, conduct which is inconsistent with federal and state laws respecting harassment of, or discrimination against, one or more of the Company’s employees.
     “Good Reason” for the termination of Participant’s employment or other relationship with the Company or any Affiliate shall mean the occurrence of any of the following events that the Company or such Affiliate fails to cure within 30 days after notice thereof from Participant:
(i)	failure by the Company to pay any amount that is indisputably due or to take any action that is indisputably required under any agreement between Participant and the Company regarding the provision of services by Participant that is not remedied promptly after receipt of notice thereof from Participant;

(ii)	if Participant is an employee of the Company or any Affiliate, any action by the Company or such Affiliate that materially diminishes Participant’s position, authority, duties or responsibilities as such employee;

(iii)	if Participant is an employee of the Company or any Affiliate, any requirement that Participant regularly render his employment services at a location other than one that is within forty-five (45) miles of ___, Iowa, other than necessary business travel occasioned by the performance of Participant’s duties; or

(iv)	if Participant is an employee of the Company or any Affiliate, any substantial reduction in the aggregate value of Participant’s base salary, bonus and other benefits provided to Participant.
Any of the foregoing circumstances constituting Good Reason for Participant’s resignation or termination of services shall be deemed waived by Participant if Participant does not resign for such “Good Reason” within three (3) months after Participant acquires actual knowledge of the occurrence of any of the foregoing reasons.
     A “Change of Control” of the Company shall be deemed to have occurred if (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power (with respect to the election of directors) of the Company’s then outstanding securities; (2) at any time after the execution of this Agreement, individuals who as of the date of the execution of this Agreement constitute the Board of Directors (and any new director whose election to the Board or nomination for election to the Board by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office) cease for any reason to constitute a majority of the Board; (3) the consummation of a merger or consolidation of the Company with or into any other corporation , other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company of the surviving entity) more than 50% of the combined voting power (with respect to the election of directors) of the securities of the Company or of such surviving entity or parent company thereof outstanding immediately after such merger or consolidation; or (4) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s business or assets.
     3. Miscellaneous.
          (a) Employment-at-Will. This Agreement shall not confer on Participant any right with respect to continuance of employment by or other relationship with the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company or any of its Affiliates to terminate such employment or other relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any of its Affiliates.
          (b) Securities Law Compliance. Participant shall not transfer or otherwise dispose of the shares of Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to agree in writing that all Stock subject to this Agreement shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.
          (c) Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 4 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any shares of Common Stock for which the risks of forfeiture have not lapsed (i.e., Participant shall have such “anti-dilution” rights under the Award with respect to such events, but shall not have “preemptive” rights). For example, if the Company is involved in a merger in which the outstanding Common Stock is converted into the right to receive cash, stock of another company or other consideration, then the shares of Common Stock for which the risks of forfeiture have not lapsed at the time of such merger shall be converted into the right to receive such cash, stock or other merger consideration, but such cash, stock or other merger consideration shall remain subject to the risks of forfeiture pursuant to Section 2(a), subject to potential acceleration of the vesting thereof pursuant to Section 2(b).
          (d) Withholding Taxes. In order to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.
          (e) 2005 Stock Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides. Participant acknowledges and agrees that the Plan and this Agreement may be amended as reasonably necessary to comply with, or avoid adverse consequences to the Company and/or Participant under, future tax laws and regulations.
          (f) Stock Legend. In addition to the legend described in Section 1, the Company may require that the certificates for any shares of Common Stock issued to Participant hereunder shall bear an appropriate legend to reflect the restrictions set forth in this Agreement.
          (g) Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its Subsidiaries and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:

Its:

Participant’s Signature

Participant’s Name

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